Exhibit (h)(24)

AMENDED AND RESTATED

APPENDIX A

TO ACCOUNTING SERVICES AGREEMENT

This Amended and Restated Appendix A, as amended May 18, 2017 (“Appendix A”), to the Waddell & Reed Advisors Funds Accounting Services Agreement dated January 30, 2009, (the “Agreement”), is effective as of May 18, 2017, and supersedes any prior Appendix A to the Agreement.

Waddell & Reed Advisors Funds

Waddell & Reed Advisors Accumulative Fund

Waddell & Reed Advisors Bond Fund

Waddell & Reed Advisors Cash Management Fund

Waddell & Reed Advisors Continental Income Fund

Waddell & Reed Advisors Core Investment Fund

Waddell & Reed Advisors Dividend Opportunities Fund

Waddell & Reed Advisors Energy Fund

Waddell & Reed Advisors Global Bond Fund

Waddell & Reed Advisors Global Growth Fund

Waddell & Reed Advisors Government Securities Fund

Waddell & Reed Advisors High Income Fund

Waddell & Reed Advisors Municipal Bond Fund

Waddell & Reed Advisors Municipal High Income Fund

Waddell & Reed Advisors New Concepts Fund

Waddell & Reed Advisors Science and Technology Fund

Waddell & Reed Advisors Small Cap Fund

Waddell & Reed Advisors Tax-Managed Equity Fund

Waddell & Reed Advisors Value Fund

Waddell & Reed Advisors Vanguard Fund

Waddell & Reed Advisors Wilshire Global Allocation Fund